Exhibit 99.1

Codorus Valley Bancorp Issues Statement Regarding Recent Settlement Discussions with Driver Management

Management has the unanimous support of Codorus Valley Bancorp's Board of Directors

YORK, Pa., Mar. 17, 2022 - Codorus Valley Bancorp, Inc. ("Codorus Valley" or the "Corporation") (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company ("PeoplesBank"), today disclosed its attempts to engage in good faith settlement discussions with Driver Management Company LLC ("Driver"), despite Driver's campaign of promoting numerous misinformed accusations against the Corporation's Board of Directors (the "Board") and management.

Since Driver began campaigning in May 2021, the Board and management have continuously engaged in discussions to understand the basis for Driver's criticisms, believing that shareholders should have the opportunity to speak directly with their representatives in the boardroom. When it became clear that Driver intended to wage a proxy contest to replace directors, we also sought to find common ground to avoid the costs and excessive disruption of a contested election. Regrettably, Driver has rebuffed all constructive attempts and, instead, has demanded the immediate removal of our President & CEO, Craig Kauffman, who began his tenure as CEO several months ago, as well as the immediate sale of the Corporation, a demand Driver has repeated throughout its campaign.

The Board recognizes the importance of fully evaluating all options. These options include transaction opportunities, to ensure the Company is on the best path to maximize value for shareholders. We regularly review our strategic options and are well advised on valuation and market conditions by third-party advisors, including our financial advisor, Keefe Bruyette & Woods, A Stifel Company ("KBW"), a leading independent investment bank. As part of our ongoing review, we have requested on several occasions that Driver share information it may have about transaction opportunities so that the Board could consider them independently and objectively with its advisors, including KBW. Driver has repeatedly declined to do so.

Driver's attempts to pressure the Board into an immediate sale and its complete dismissal of the Corporation's ongoing operating strategy are counterproductive, making it clear that Driver's interests are not aligned with those of other shareholders.

Despite these attacks, we have continued to engage in good faith settlement discussions with Driver for the benefit of our organization, shareholders and other key stakeholders. Indeed, we proposed to Driver a reasonable cooperation framework, consistent with terms it initially requested, including a board representative and a commitment to consider Driver's input on continuing to align executive compensation with performance. Driver summarily rejected our last proposal with no counteroffer.

Driver's actions and behavior during what has proven to be a one-party negotiation confirm its brand of value-destructive activism. As a result, Driver appears intent to wage a proxy contest to replace our Chair and CEO, which would be highly disruptive to our business, shareholders and the communities we serve.

Our Board and management remain focused on delivering long-term value. We are confident in the trajectory of the Corporation under our new leadership as we strive to become the "bank of choice" for individuals and small- and medium-sized businesses in our target market area.

ABOUT CODORUS VALLEY BANCORP, INC.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Additional information can be found on PeoplesBank’s website at www.peoplesbanknet.com. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

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IMPORTANT ADDITIONAL INFORMATION

The Corporation, its directors and certain of its executive officers are participants in the solicitation of proxies from the Corporation's shareholders in connection with the Corporation's 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting"). The Corporation intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Corporation's shareholders. SHAREHOLDERS OF THE CORPORATION ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Corporation's definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Corporation's directors and executive officers in the Corporation's securities. Information regarding subsequent changes to their holdings of the Corporation's securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Corporation's website at https://ir.peoplesbanknet.com/ or through the SEC's website at www.sec.gov. Information can also be found in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Corporation's website at https://ir.peoplesbanknet.com/.

Shareholder Contact

Morrow Sodali

Mike Verrechia/Bill Dooley

(800) 662-5200

CVLY@info.morrowsodali.com

Media Contact

Prosek Partners

Brian Schaffer

bschaffer@prosek.com

Joel Henry

jhenry@prosek.com